Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of April 1, 2015, between

Fidelity Management & Research Company

and

FMR Investment Management (U.K.) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date
Fidelity Charles Street Trust	Fidelity Asset Manager 20%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Asset Manager 30%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Asset Manager 40%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Asset Manager 50%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Asset Manager 60%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Asset Manager 70%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Asset Manager 85%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Global Balanced Fund	Asset Allocation	06/19/2008
Fidelity Salem Street Trust	Fidelity Strategic Dividend and Income Fund	Asset Allocation	06/19/2008
Variable Insurance Products Fund V	Asset Manager Portfolio	Asset Allocation	06/19/2008
Variable Insurance Products Fund V	Asset Manager: Growth Portfolio	Asset Allocation	06/19/2008

Agreed and Accepted

as of August 28, 2017

Fidelity Management & Research Company	FMR Investment Management (U.K.) Limited

By:     /s/Harris Komishane

By:     /s/Mark D. Flaherty

Name:

Harris Komishane

Name:

Mark D. Flaherty

Title:

Treasurer

Title:

Director